United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                          May 26, 2011
Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
           New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2011,  Overseas Shipholding Group, Inc. (“OSG”), and its wholly owned subsidiaries, OSG Bulk Ships, Inc. and OSG International, Inc. (collectively, the “Borrowers”), entered into a $900 million unsecured forward start revolving credit agreement with a bank lending group that matures on December 31, 2016 (the “Credit Agreement”).  Under the terms of the agreement, OSG may begin borrowing on February 8, 2013, the date on which OSG’s existing revolving credit facility expires.  The new credit agreement contains the same financial covenant package as the existing facility.  It also incorporates an “accordion feature” permitting an increase in total availability up to $1.25 billion through additional bank subscriptions entered into before February 8, 2013.  The bank lending group, led by DnB NOR Bank ASA, consists also of Swedbank AB (Publ), Citibank N.A., ING Bank N.V., HSBC Bank plc, Credit Agricole Corporate and Investment Bank, and Morgan Stanley Senior Funding, Inc.

The summary of the Credit Agreement contained herein is not complete and is qualified in its entirety by the terms and provisions of the Credit Agreement, a copy of which is filed herewith as Exhibit 4.1.

On May 26, 2011, OSG issued a press release announcing that the Borrower entered into the Credit Agreement.  A copy of such press release is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 - Financial Statements and Exhibits.

                  (d)            Exhibits

Exhibit No.	Description
4.1	$900,000,000 Credit Agreement dated as of May 26, 2011
4.2	Press Release dated May 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary

Date:  June 2, 2011

EXHIBIT INDEX

Exhibit No.	Description
4.1	$900,000,000 Credit Agreement dated as of May 26, 2011
4.2	Press Release dated May 26, 2011